Exhibit 99.1
Fourth Quarter Financial Update 1 1 Represents amounts for the twelve months ended 12/31/09 and 12/31/10 which can be calculated from our financial statements. Amounts do not include pro forma adjustments related to this transaction. Effective November 5, 2010 the Company changed its fiscal year end to December 31. 2 Company restaurant margin (“CRM”) is defined as Company restaurant revenues less Company restaurant expenses. CRM % is defined as CRM divided by Company restaurant revenues. 3 G&A excludes selling costs from S,G&A of $23.6 million, $21.2 million, $90.8 million and $82.9 for the quarters ended 12/31/09, 12/31/10 and twelve months ended 12/31/09 and 12/31/10, respectively. 4 This amount also excludes from S,G&A costs of $144.9 million and $148.2 million related to the acquisition by 3G Capital and to the restructuring plan, incurred in the quarter ended 12/31/2010 and twelve months ended 12/31/10, respectively. 5 Based on capital expenditures set forth in the segment reporting footnote to our financial statements. 1 1 4 4 4 4